JIANGBO PHARMACEUTICALS, INC.

January ___, 2011

Re: Jiangbo Pharmaceuticals, Inc.

Gentlemen:

Reference is made to (i) that Securities Purchase Agreement, dated as of November 6, 2007 (the "2007 Securities Purchase Agreement") by and between Jiangbo Pharmaceuticals, Inc. f/k/a/ Genesis Pharmaceuticals Enterprises, Inc. (the "Company") and Pope Asset Management, LLC ("Pope") (ii) that Securities Purchase Agreement dated May 30, 2008 (the "2008 Securities Purchase Agreement"), by and among the Company and the investors who are parties thereto (collectively, the "Investors") (iii) those 6% Convertible Subordinated Debenture of the Company dated November 6, 2007 issued to Pope (the "2007 Notes") (iv) those 6% those Convertible Notes May 30, 2008 and issued to the Investors (collectively, the "2008 Notes") and (v) the Waiver Agreement dated February 15, 2010 by and between the Company and Pope (the "February Waiver Agreement"). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the 2007 Securities Purchase Agreement, 2008 Securities Purchase Agreement, the 2007 Notes, or the 2008 Notes, in each case, as indicated below.

Section 10.4 of the 2007 Securities Purchase Agreement provides that at any time after the closing date, any waiver of any covenant or other provision of the 2007 Securities Purchase Agreement shall require the approval of the investors that purchased a majority of the principal amount of the 2007 Notes issued pursuant to the 2007 Securities Purchase Agreement and such waiver shall be deemed to be a waiver by the investors. Article 2(ii) of the 2007 Notes provides that an Event of Default shall occur if failure shall be made in the payment of interest on the 2007 Notes when and as the same shall become due and such failure shall continue for a period of five (5) business days after such payment is due. Article 2(a) of the 2007 Notes provides that the entire unpaid principal amount of the 2007 Notes together with interest thereon shall, on written notice to the Company given by investors holding a majority in principal amount of the outstanding 2007 Notes, forthwith become and be due and payable if an Event of Default shall have occurred.

Section 6.4 of the 2008 Securities Purchase Agreement provides that no provision of the Securities Purchase Agreement may be waived or amended except in a written instrument signed by the Company and Pope. Article 2(a)(ii) of each of the 2008 Notes provides that it shall constitute an Event of Default under a 2008 Note if failure shall be made in the payment of interest on such 2008 Note, when and, as the same shall become due and such failure shall continue for a period of five (5) business days after such payment is due. Article 2(b) of each of the 2008 Notes provides that upon the occurrence of an Event of Default, the entire unpaid principal amount of a 2008 Note, together with interest thereon, shall, on written notice to the Company given by the Holders of a majority of the 2008 Notes then outstanding become due and payable.

Pope is the sole holder of $3,500,000 principal amount of the 2007 Notes and the holder of $11,500,000 aggregate principal amount of 2008 Notes.

Pursuant to the February Waiver Agreement, Pope agreed to waive until February 25, 2010 the Events of Default that have occurred as a result of the Company's failure to timely make interest payments on the 2007 Notes and 2008 Notes that were due and payable on November 30, 2009 (collectively, the "November Interest Payments"), and further agreed not to provide written notice to the Company with respect to the occurrence of either of such Events of Default provided that the Company made such interest payments to the holders of the 2007 Notes and the holders of the 2008 Notes on or prior to February 25, 2010. The Company was unable to make such interest payments to the holders of the 2007 Notes and the 2008 Notes on or prior to February 25, 2010, and therefore, the waivers previously granted to the Company pursuant to the February Waiver Agreement have lapsed.

In order to induce Pope (i) to agree to continue to waive the Events of Default that have occurred as a result of the Company's failure to timely make the November Interest Payments, (ii) to waive the Events of Default that have occurred as a result of the Company's failure to timely make interest payments on the 2007 Notes and the 2008 Notes that were due and payable on May 30, 2010 (the "May Interest Payments"), (iii) to waive the Events of Default that have occurred as a result of the Company's failure to pay the aggregate outstanding principal amount, together with all accrued interest thereon with respect to the 2007 Notes on November 30, 2010, (iv) to waive the Events of Default that have occurred as a result of the Company's failure to timely make interest payments on the 2007 Notes and the 2008 Notes that were due and payable on November 30, 2010 (the "November 2010 Interest Payments")and (v) to agree not to provide written notice to the Company with respect to the occurrence of any of such Events of Default, the Company hereby agrees as follows:

The Company covenants and agrees that no later than January 20,2011, (A) it will pay to all holders of the 2007 Notes who make the representations set forth as (i)-(iii) below to the Company, an amount equal to the sum of (i) the interest payment that was due and payable on the 2007 Notes on November 30, 2009 at the non-default rate of 6% per annum, (ii) the interest payment that was due and payable with respect to the 2007 Notes on May 30, 2010 at the non-default rate of 6% per annum and (iii) the interest payment that was due and payable on the 2007 Notes on November 30, 2010 at the non-default rate of 6% per annum in shares of the Company's Common Stock valued at $6.50 per shares (the "Interest Shares")and (B) it will pay to all holders of the 2008 Notes who make the representations set forth as (i)-(iii) below to the Company,, an amount equal to the sum of (i) the interest payment that was due and payable on the 2008 Notes on November 30, 2009 at the non-default rate of 6% per annum, (ii) the interest payment that was due and payable with respect to the 2008 Notes on May 30, 2010 at the non-default rate of 6% per annum and (iii) the interest payment that was due and payable on the 2007 Notes on November 30, 2010 at the non-default rate of 6% per annum in Interest Shares. The Company further agrees that no later than January 20, 2011, it will pay to all holders of the 2007 Notes and the 2008 Notes who make the representations set forth as (i)-(iii) below to the Company, an additional payment, with respect to (1) the period beginning on June 1, 2009 and ending on November 30, 2009 (2) the period beginning on December 1, 2009 and ending on May 30, 2010 and (3) the period beginning on June 1, 2010 and ending on November 30, 2010, in shares of the Company's Common Stock, valued at $7.50 per share (the "Penalty Shares" and,

collectively with the Interest Shares, the "Shares"), equal to the additional interest payable with respect to the 2007 Notes and the 2008 Notes for each of such periods at the rate of 10% per annum (such interest payment shall be referred to herein as the "Special Interest Payment").

The Company agrees that (i) the number of Interest Shares payable to all holders of the 2007 Notes and the 2008 Notes shall be 366,048 shares of which, 273,547 shall be paid to Pope and (ii) the number of Penalty Shares payable to all holders of the 2007 Notes and the 2008 Notes shall be 520,229 shares, of which 386,449 shall be paid to Pope. .

Pope hereby agrees that the Maturity Date (as defined on the 2007 Notes) shall be extended to February 28, 2011. .

By execution of this Agreement, Pope makes the representations set forth below as to itself.

(i) Such holder is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

(ii) Such holder is acquiring the Shares as principal for its own account and not with a view to or for distributing or reselling such Shares or any part thereof, without prejudice, however, to such holder's right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws. Such holder is acquiring the Shares in the ordinary course of its business. Such holder does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Shares .

(iii) Such holder has independently evaluated the merits of its decision to acquire the Shares . Such holder acknowledges that it has been afforded (x) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment and (y) the opportunity to ask such questions as it has deemed necessary of and to receive answers from, representatives of the Company concerning the merits and risks of investing in the Shares .

In consideration of the foregoing, Pope hereby agrees to waive the Events of Default that have occurred as a result of the Company's failure to timely make (i) the November Interest Payments, (ii) the May Interest Payments, (iii) the November 2010 Interest Payments and (iv) the timely payment upon maturity of the 2007 Notes and further agrees not to provide written notice to the Company with respect to the occurrence of any of such Events of Default.; provided that the Company has made the November Interest Payments, the May Interest Payments, the November 2010 Interest Payments on the terms set forth herein. Pope hereby further agrees to waive each and every applicable provision of the 2007 Securities Purchase Agreement (including without limitation, Section 6.9 (Price Adjustment), the 2008 Securities Purchase Agreement (including, without limitation Section 4.17 (Right of First Refusal), Section 4.18 (Conversion Price Adjustment, 4.21(c) (Additional Negative Covenants of the Company)), the 2007 Notes and the 2008 Notes, each to the extent necessary in order to permit the Company (x) to make the

payments of accrued interest at the option of the holders of the 2007 Notes and/or the 2008 Notes in the form of Interest Shares as set forth herein and (y) to make the Special Interest Payment.

Except as expressly waived or otherwise specifically provided herein, all of the representations, warranties, terms, covenants and conditions of each of the Securities Purchase Agreement and the Notes shall remain unamended and unwaived and shall continue to be and shall remain in full force and effect in accordance with their respective terms.

Terms and conditions herein shall be contingent on the receipt by Pope of the payments by the Company described herein.

This letter is governed by the laws of the State of New York without giving effect to the conflict of laws rules of any jurisdiction. This letter may be signed in one or more counterparts, each of which shall be deemed and original and all of which, taken together, shall constitute one and the same agreement.

Kindly acknowledge receipt of this letter and agreement to the foregoing by executing the enclosed copy of this letter where indicated and returning it to the Company , whereupon it shall become a binding agreement among us as of the date hereof.

Very truly yours,

Jiangbo Pharmaceuticals, Inc.

By: ______________________
Name: Cao Wubo
Title: Chairman

AGREED AND ACKNOWLEDGED:

Pope Investments LLC

By: ______________________
Name:
Title:

Kindly acknowledge receipt of this letter and agreement to the foregoing by executing the enclosed copy of this letter where indicated and returning it to the Company , whereupon it shall become a binding agreement among us as of the date hereof.

Very truly yours,

Jiangbo Pharmaceuticals, Inc.

By: ______________________
Name: Cao Wubo
Title: Chairman

AGREED AND ACKNOWLEDGED:

Pope Investments LLC

By: ______________________
Name: William P. Wells
Title: President

NY575766.3
212633-10001